EXHIBIT 99.1

KORE Announces Receipt of Non-Binding Letter Relating to Acquisition of Common Stock

ATLANTA, GA – November 4, 2025 – KORE Group Holdings, Inc. (NYSE: KORE) (“KORE” or the “Company”), the global pure-play Internet of Things (“IoT”) hyperscaler and leading provider of IoT Connectivity, Solutions, and Analytics, today announced that a Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company received a non-binding letter (the “Letter”) from Searchlight Capital Partners, L.P., on behalf of its affiliated investment funds (collectively, “Searchlight”), and Abry Partners, LLC, on behalf of its affiliated investment funds (collectively, “Abry”), to enter into discussions to acquire all of the outstanding shares of common stock (the “Common Stock”) of the Company not already owned by Searchlight or Abry for cash consideration of $5.00 per share.

The Board previously formed the Special Committee to, among other things, review, evaluate and negotiate any potential strategic transaction and any alternative thereto, including any proposal from Searchlight and/or Abry. Rothschild & Co is acting as financial advisor to the Special Committee and Richards, Layton & Finger, P.A. is acting as its legal counsel. The Company gives no assurances that the Special Committee’s receipt and assessment of the Letter will result in any transaction. The Company does not expect to make further public comment regarding these matters unless and until a specific transaction or alternative has been approved or the Company otherwise concludes its reviews.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit korewireless.com.

Forward Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "guidance," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding a potential acquisition of the common stock of KORE and alternatives thereto. These statements are based on various assumptions and on the current expectations of KORE's management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including those Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE's expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Investor Contact

Vik Vijayvergiya
VP, Investor Relations
Email: vvijayvergiya@korewireless.com